EXHIBIT 10.7
[Omnibus Form of Insider Letter Agreement]
March ___________, 2007
MBF Healthcare Acquisition Corp.
121 Alhambra Plaza, Suite 1100
Coral Gables, Florida 33134
Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
Morgan Joseph & Co. Inc.
Ladenburg Thalmann & Co. Inc.
      as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
4 World Financial Center
New York, New York 10080
          Re: Initial Public Offering
Ladies and Gentlemen:
     This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between MBF Healthcare Acquisition Corp., a Delaware corporation (the “Company”), Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Joseph & Co. Inc. and Ladenburg Thalmann & Co., Inc. (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant, which is exercisable for one share of Common Stock (a “Warrant”), it being understood that the underwriters are party hereto solely with respect to Sections 9 and 12 through 16. Certain capitalized terms used herein are defined in paragraph 12 hereof.
     In order to induce the Company to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a [beneficial holder of securities of the company/stockholder/director/officer of the Company], and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:
     1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned [will vote all shares of Common Stock purchased by it prior to the IPO, including Insider Shares, Private Placement Units and Private Placement Warrants, in the same manner that a majority of the shares of Common Stock are voted by the holders of the IPO

Shares and]1 will vote all IPO Shares, whenever acquired, owned directly by him or it, in favor of the Business Combination. [The undersigned hereby waives any and all rights to convert its Insider Shares and Private Placement Units in connection with a Business Combination.]2
     2. In the event that the Company fails to consummate a Business Combination within 24 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (the “Registration Statement”) (the “Transaction Failure Date”), the undersigned will take all reasonable actions within his or its power to (i) cause the Trust Fund to be liquidated and distributed to the holders of the IPO Shares as soon as practicable after the Transaction Failure Date and (ii) cause the Company to dissolve and liquidate as soon as practicable (the earliest date on which the conditions in clauses (i) and (ii) are both satisfied being the “Liquidation Date”). The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the Trust Fund, or to any other amounts distributed in connection with a liquidating distribution of the Company including with respect to his or its Insider Shares, his or its Private Placement Units and his or its Private Placement Warrants (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever, other than with respect to any IPO Shares held directly or indirectly by him or it. The undersigned hereby agrees that the Company shall be entitled to reimbursement from the undersigned for any distribution of the Trust Fund, or any other amounts distributed by the Company in connection with a liquidating distribution, received by the undersigned in respect of such person’s Insider Shares, Private Placement Units and Private Placement Warrants.
     3. The undersigned agrees to indemnify and hold harmless the Company, jointly and severally with the other officers of the Company, as of the date hereof, against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation,

[1]	This section of the agreement will appear only in the agreement executed by MBF Healthcare Partners, L.P.

[2]	This section of the agreement will appear only in the agreement executed by MBF Healthcare Partners, L.P.

whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of (i) any claim by any vendor or other person who is owed money by the Company for services rendered or products sold, (ii) any claim by any prospective target that the Company did not pay or reimburse such target for the fees and expenses of third party providers of services (such as accountants, consultants and attorneys) to the target that the Company agreed in writing with the target to be liable for, in accordance with the terms of such agreement or (iii) claims by vendors or a prospective target if such person or entity does not provide a valid and enforceable waiver to rights or claims to the Trust Fund so as to ensure that the proceeds in the Trust Fund are not reduced by the claims of such persons that are owed money by the Company for services rendered or products sold to the Company, but in each case only to the extent any insurance that the Company may procure is inadequate to cover any claims made against the Trust Fund and the payment of such loss liability, claim, damage or expense actually reduces the amount in the Trust Fund (or, in the event that such claim arises after the distribution of the Trust Fund, to the extent necessary to ensure that the Company’s former stockholders, other than the officers of the Company, are not liable for any amount of such loss, liability, claim, damage or expense.)3
     4. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present any investment or purchase opportunity in any company or business in the healthcare industry whose aggregate enterprise value is at least equal to 80% of the balance in the Trust Fund (less the deferred underwriting discounts and commissions and taxes payable) (a “Company Potential Target”) to a committee of the Company’s independent directors for review and will not enter into any agreement to purchase or invest in the Company Potential Target until the committee of independent directors has had a reasonable period of time to determine whether or not to pursue the opportunity until the earlier of (1) the consummation by the Company of a Business Combination or (2) 24 months from the Effective Date of the Registration Statement; provided, however, that the presentation of such opportunities to the Company shall in each case be subject to any fiduciary obligation of the undersigned arising from a pre-existing fiduciary relationship (other than in connection with any entity of which the undersigned is the sole owner). For the avoidance of doubt, the undersigned agrees to present to the Company’s committee of independent directors those opportunities involving two or more Company Potential Targets whose combined enterprise value is at least equal to 80% of the balance in the Trust Fund (less the deferred underwriting discounts and commissions and taxes payable) at the time of the Business Combination.
     5. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company that is affiliated with any of the Insiders or their respective affiliates unless the Company obtains an opinion from an independent investment banking firm that the Business Combination is fair to the holders of the IPO Shares from a financial point of view.
     6. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of any of the foregoing will be entitled to receive and will not accept any compensation, for performing due diligence or for services rendered to the Company prior to or in connection with the consummation of the Business Combination, provided that MBF Healthcare Partners, L.P. (“Related Party”) shall be allowed to charge the Company $7,500 per month to compensate

[3]	This section of the agreement will appear only in the agreements executed by the officers of the Company.

it for the Company’s use of Related Party’s offices, utilities and personnel and MBF Healthcare Management shall be allowed to receive payments for costs arising from officers’ and directors’ use of its corporate jet as described in the Registration Statement. The undersigned shall be entitled to reimbursement from the Company for his or its out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.
     7. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of any of the foregoing will be entitled to receive, or accept, a finder’s fee or any other compensation from the Company in the event he or it originates a Business Combination.
     8. The undersigned shall not, and shall cause the members of such person’s immediate family and the affiliates of the foregoing to not, accept a finder’s fee or any other compensation in the event the undersigned, any member of such person’s immediate family or any affiliate of such person originates a Business Combination.
     9. 6The undersigned shall not, with respect to those Insider Shares, Private Placement Units and Private Placement Warrants owned directly or indirectly by him or it, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any Units and Warrants and the shares of Common Stock and Warrants comprising the Units, the shares of Common Stock issuable upon exercise of the Warrants or any securities convertible into or exercisable or exchangeable for shares of Common Stock or such Warrants or other rights to purchase shares of Common Stock or any such securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Units, shares of Common Stock or Warrants, the shares of Common Stock issuable upon exercise of the Warrants or any securities convertible into or exercisable or exchangeable for shares of Common Stock or such Warrants or other rights to purchase shares of Common Stock or any such securities, whether any such transaction is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii) until, with respect to its Insider Shares, Private Placement Units and Private Placement Warrants, six months following the consummation of the Business Combination (or such longer period, not to exceed 18 days after the expiration of the 6-month period, as Merrill Lynch & Co. as representative of the Underwriters of the IPO shall request in order to facilitate compliance with NASD rule 2711) (the “Escrow Period”) unless the Company were to consummate a transaction after the Business Consummation which results in all of the stockholders of the combined entity having the right to exchange their shares of Common Stock for cash, securities or property. Notwithstanding the foregoing, the undersigned may transfer its Insider Shares, Private Placement Units and Private Placement Warrants during the Escrow Period (i) to the undersigned’s affiliated companies, (ii) by gift to a member of the undersigned’s immediate family or to a trust, the beneficiary of which is a member of an undersigned’s

[6]	This section of the agreement will appear only in the agreement executed by MBF Healthcare Partners, L.P.

immediate family, an affiliate of the undersigned or to a charitable organization, (iii) by virtue of the laws of descent and distribution upon death of the undersigned, (iv) pursuant to a qualified domestic relations order, or (v) in the event of a dissolution of the Company prior to a Business Combination (in which case the existing stockholder is limited to a transfer back to us in connection with the cancellation of shares) or the consummation of a liquidation, merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company’s consummating a Business Combination with a target business; provided, however, that the permissive transfers pursuant to clauses (i) — (iv) may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement, including with respect to the voting requirements pertaining to the Insider Shares, Private Placement Units and Private Placement Warrants. During the Escrow Period, the undersigned shall not grant a security interest in its Insider Shares, Private Placement Units or Private Placement Warrants.
     10. 7The undersigned agrees to be Chief Executive Officer, Senior Vice President and Chief Operating Officer, Senior Vice President and Chief Financial Officer and Director/Chairman of the Board of Directors until the earlier of the consummation by the Company of a Business Combination or the Liquidation Date. The undersigned’s biographical information furnished to the Company and the Underwriters and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s questionnaire furnished to the Company and the Underwriters and attached hereto as Exhibit B is true and accurate in all respects. The undersigned represents and warrants that:
          (a) the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;
          (b) the undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding; and
          (c) the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registrations denied, suspended or revoked.
     11. The undersigned has full right and power, without violating any agreement by which he or it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this letter agreement, [serve as [Chief Executive Officer, Senior Vice President and Chief Operating Officer, Senior Vice President and Chief Financial Officer and as a member of the Board of Directors of the

[7]	Not applicable to investors who are not officers, directors or holders of more than 5% of the equity of the Company.

Company/Chairman of the Board of Directors] and hereby consents to being named in the registration statement as a[n] [officer] [director] of the Company.]8
     12. As used herein, (i) a “Business Combination” shall mean the initial acquisition of one or more assets or operating businesses through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination in the healthcare industry in connection with which the Company will require that a majority of the shares of Common Stock voted by the public stockholders, as such term is used in the Registration Statement, are voted in favor of the acquisition and less than 30% of the public stockholders both exercise their conversion rights and vote against the proposed acquisition selected by the Company; (ii) “Insiders” shall mean all officers, directors, beneficial owners and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock owned directly or indirectly by an Insider prior to ___, 2007 and any securities convertible into or exercisable or exchangeable for shares of Common Stock or such Warrants or other rights to purchase shares of Common Stock or any such securities; (iv) “IPO Shares” shall mean the shares of Common Stock underlying the Units issued in the Company’s IPO; (v) “Private Placement Units” shall mean the 343,750 shares of Common Stock and Warrants underlying the 343,750 Units and the 4,250,000 additional Warrants that MBF Healthcare Partners L.P. has agreed to purchase in a private placement immediately prior to the IPO, all shares of Common Stock issuable upon exercise of such Warrants and any securities convertible into or exercisable or exchangeable for shares of Common Stock or such Warrants or other rights to purchase shares of Common Stock or any such securities; (vi) “Private Placement Warrants” shall mean the 4,250,000 redeemable common stock purchase warrants at a purchase price of $1.00 per warrant that MBF Healthcare Partners, L.P. has agreed to purchase in a private placement immediately prior to the IPO; and (vii) “Trust Fund” shall mean the Trust Account established under that certain Investment Management Trust Agreement, dated as of the date hereof, by and among the Company and Continental Stock Transfer & Trust Company.
     13. The undersigned acknowledges and understands that the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.
     14. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Underwriters and their legal representatives or agents (including any investigative search firm retained by the underwriters) any information they may have about the undersigned’s background and finance (the “Information”). Neither the Underwriters nor their agents shall be violating the undersigned’s rights of privacy in any manner in requesting and obtaining the information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.
     15. This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the Business Combination Date and (ii) the Liquidation Date; provided that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination, [and provided further that Section 3 of this Agreement shall survive a termination pursuant to clause (ii).]
     16. This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

[8]	Not applicable to persons who are not officers or directors.

     16. No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

Accepted and agreed:

MBF HEALTHCARE ACQUISITION CORP.
By:	/s/
Name:
Title:

Exhibit A
[Biographical Information Furnished to the Company and the Underwriters]

Exhibit B
[Questionnaires Furnished to the Company and the Underwriters]